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                              INFORMATION STATEMENT
                           ---------------------------

                                   Spin-off of
                             Synerteck Incorporated

                            Through the Distribution
                                       By
                                SportsNuts, Inc.
                              of 500,000 Shares of
                             Synerteck Common Stock
                                       to
                         SportsNuts Common Stockholders

     We are sending you this Information Statement because we are spinning off our subsidiary, Synerteck Incorporated, to the holders of our common stock. We are effecting this spin-off by distributing one (1) share of Synerteck common stock for each Two Hundred Twenty-Two and 64/100 (222.64) shares of SportsNuts outstanding (or such greater number of SportsNuts shares as may be effected by the exercise of common stock purchase options under the existing SportsNuts, Inc. 2000 Stock Option Plan between now and November 1, 2004), amounting to 500,000 shares of Synerteck common stock in total. We will not issue fractional shares. The distribution of Synerteck shares will be made to holders of shares of SportsNuts common stock that are issued and outstanding as of 5:00 p.m. Mountain Time on November 1, 2004.

     Synerteck is an integrator of business strategy with technology solutions. Synerteck attempts to understand the business of its clients principally from their customer's point of view, in order to properly position itself to advocate and implement technologically efficient measures that achieve the client's organizational objectives. The clients of Synerteck consist of small to medium sized organizations, operating in North America and Europe. Currently, Synerteck services eight clients on a continuous monthly basis and average ten additional clients for one-time or intermittent projects over the course of a year. You can learn more about the business of Synerteck at its website located at www.synerteck.com.

     Following this spin-off, we will no longer own any shares of Synerteck and Synerteck will be an independent company. Synerteck will thereafter file, through a broker dealer, an application with the National Association of Securities Dealers to have its shares traded on the NASD over-the-counter bulletin board. No vote of SportsNuts stockholders is required in connection with the Synerteck spin-off. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains additional information about the terms of the spin-off, Synerteck and Synerteck common stock, for your information only. If you would like more information, please call the main office for SportsNuts at (801) 816-2500.

     Neither the Securities and Exchange Commission nor any state securities regulators have approved the Synerteck common stock to be issued to you pursuant to this spin-off or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense. The date of this Information Statement is October 12, 2004.

                                SPORTSNUTS, INC.
                          11585 S. State St. Suite 102
                               Draper, Utah 84020
                                 (801) 816-2500
                               FAX: (801) 816-2599

[GRAPHIC OMITTED][GRAPHIC OMITTED]






                                                           October 12, 2004


Dear SportsNuts Stockholder:

     We are pleased to send you this Information Statement about our spin-off of Synerteck Incorporated. The Information Statement provides you with important information concerning:

o        the income tax treatment of the Synerteck shares you will receive;

o        how we determined the number of shares you will receive;

o        the background and business of Synerteck, and

o        how you can obtain additional information about these matters.


     We believe that the spin-off will benefit SportsNuts, Synerteck and you, our stockholders. We also believe that both SportsNuts and Synerteck will each become stronger and more competitive as a result of the separation. Thank you for your investment in SportsNuts.


                                             Sincerely,




                                           Kenneth I. Denos
                                           Chairman and Chief Executive Officer
                                           SportsNuts, Inc.

                         INFORMATION ABOUT THE SPIN-OFF
                                  OF SYNERTECK



The Spin-off

     On October 11, 2004, the SportsNuts board of directors approved the spin-off of Synerteck to holders of SportsNuts' common stock. To effect this spin-off, the SportsNuts board announced a distribution to holders of SportsNuts common stock consisting of 500,000 shares of Synerteck common stock owned by SportsNuts. These shares represent all of the outstanding shares of Synerteck common stock. The distribution will be made at 5:00 p.m., Mountain time, on November 1, 2004, in the amount of one (1) share of Synerteck common stock for each 222.64 shares outstanding of SportsNuts common stock (or such greater number of SportsNuts shares due to the possible exercise of common stock purchase options under the SportsNuts, Inc. 2000 Stock Option Plan) as described below.

     You will not be required to pay any cash or other consideration for the shares of Synerteck common stock distributed to you or to surrender or exchange your shares of SportsNuts common stock to receive a distribution of Synerteck common stock.

The Number of Shares You Will Receive

     For each 222.64 shares (or such greater number of SportsNuts shares due to the possible exercise of common stock purchase options under the SportsNuts, Inc. 2000 Stock Option Plan) of SportsNuts common stock that you owned at 5:00 p.m. Mountain Time on November 1, 2004, the record date, you will receive one share of Synerteck common stock. Thus, the following equation determines the number of shares of Synerteck common stock you will receive for each share of SportsNuts common stock you hold:

Total number of shares of SportsNuts common stock outstanding as of 5:00 P.M., Mountain Time, on the record date (subject to any shares which may be issued prior to the record date pursuant to the exercise of options under the SportsNuts, Inc. 2000 Stock Option Plan):

111,321,086

Ratio of total number of outstanding SportsNuts shares to total outstanding Synerteck shares:
222.64

Total number of shares of Synerteck to be distributed in the spin-off (subject to adjustment as described above).

111,321,086 / 222.64 = 500,000


     Based on the number of shares of SportsNuts common stock outstanding as of November 1, 2004, you will receive one (1) share of Synerteck common stock for each 222.64 shares (or possibly a greater number of SportsNuts shares required to obtain 1 share of Synerteck due to the exercise of common stock purchase options under the SportsNuts, Inc. 2000 Stock Option Plan between now and the record date) of SportsNuts common stock you owned at 5:00 p.m. Mountain time on the record date.

When and How You Will Receive the Distribution

     We will make this distribution on November 1, 2004 by releasing our shares of Synerteck common stock to be distributed in the spin-off to Synerteck's transfer agent, Intregrity Stock Transfer and Registrar. As of 5:00 p.m., Mountain Time, on November 1, 2004 the transfer agent will cause the shares of Synerteck common stock to which you are entitled to be registered in your name or in the "street name" of your brokerage firm. In such cases, the brokerage firm is the registered holder or "street name" and the physical Synerteck certificates will be mailed to the brokerage firm. Your broker should in turn electronically credit your account for the Synerteck shares you are entitled to receive. If you have any questions in this regard, we encourage you to contact your broker on the mechanics of having the Synerteck shares posted to your account.

     If you physically hold the SportsNuts stock certificates and are the registered holder, the Synerteck certificates will be mailed directly to the address currently on file with the transfer agent. You will receive stock certificates representing your ownership of whole shares of Synerteck common stock from the transfer agent. The transfer agent will begin mailing stock certificates representing your ownership of whole shares of Synerteck common stock promptly after November 1, 2004, the distribution date. The transfer agent will not deliver any fractional shares of Synerteck common stock in connection with the spin-off.


Income Tax Consequences

     Tax Status of the Spin-off. We believe that SportsNuts shareholders will not recognize a gain or loss from the receipt of their shares of Synerteck pursuant to rules and regulations promulgated by the U.S. Internal Revenue Service and U.K. Inland Revenue. Nevertheless, we are not experts in tax matters and have not received any advice or rulings from the Internal Revenue Service, Inland Revenue, or any other state, local, or foreign governmental taxing authority concerning the tax treatment of the spin-off. Consequently, if we are wrong and the Internal Revenue Service and Inland Revenue subsequently held our spin-off to be taxable, the above consequences would not apply and you could be subject to tax. You should consult your own tax advisor regarding the federal, state, local and foreign tax consequences of your receipt of shares of Synerteck common stock.

     Subsequent Sale of Stock. If you sell your shares of SportsNuts common stock or Synerteck common stock after the spin-off, you will recognize gain or loss on such sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under "Allocation of Tax Basis." This gain or loss will be a capital gain or loss, assuming that you held such shares as a capital asset, and will be a long-term or short-term gain or loss based on your holding period for such shares as described below under "Holding Period."

     Allocation of Tax Basis. The tax basis in your shares of SportsNuts common stock immediately prior to the spin-off will be allocated between your Synerteck common stock and SportsNuts common stock in proportion to the their relative fair market value on the November 1, 2004 distribution date. Following the spin-off, your aggregate tax basis in your shares of SportsNuts common stock and Synerteck common stock will be the same as your tax basis in your shares of SportsNuts common stock immediately prior to the spin-off.

     The tax basis of a share of SportsNuts common stock after the distribution will equal the tax basis of the SportsNuts common stock before the distribution multiplied by a fraction, the numerator of which is the fair market value of a share of SportsNuts common stock immediately after the distribution and the denominator of which is the sum of the fair market value of the SportsNuts common share immediately after the distribution and the fair market value of the Synerteck common stock received in the distribution with respect to such share of SportsNuts common stock. Because Synerteck is not a publicly-listed company, we can only provide to you a good-faith estimate of the value of your Synerteck shares. This value ($0.25 per share) bears no relationship to book value, assets, or any other recognized criteria of value.

     The tax basis of a share of Synerteck common stock after the distribution is equal to the tax basis of the SportsNuts common stock before the distribution multiplied by a fraction the numerator of which is the fair market value of a share of Synerteck common stock immediately after the distribution and the denominator of which is the sum of the fair market value of the SportsNuts common share immediately after the distribution and the fair market value of the Synerteck common stock received in the distribution with respect to such share of SportsNuts common stock.

     Please note that this calculation must be repeated for each block of shares that you own.

     Holding Period. The holding period of the shares of Synerteck common stock that you receive as a result of the spin-off will include, and be the same as, the holding period for your shares of SportsNuts common stock with respect to which your distribution of Synerteck common stock was made, provided that your shares of SportsNuts common stock are held as a capital asset on the date of distribution.

     The summary of income tax consequences set forth above is for general information purposes only and may not be applicable to stockholders who are not citizens or residents of the United States, United Kingdom, or who are otherwise subject to special treatment under the Internal Revenue Code or U.K. Inland Revenue. All stockholders should consult their own tax advisors as to the particular tax consequences to them of the spin-off, including the state, local and (if applicable) foreign tax consequences.

                           INFORMATION ABOUT SYNERTECK


                                    BUSINESS


     Overview

     Synerteck (also referred to herein as the "Company") is an integrator of business strategy with technology solutions. Synerteck attempts to understand the business of our clients principally from their customer's point of view, in order to properly position itself to advocate and implement measures that achieve the client's organizational objectives. Our clients consist of small to medium sized organizations, operating in North America and Europe. Currently, Synerteck services eight clients on a continuous monthly basis and average ten additional clients for one-time or intermittent projects over the course of a year. For the year ended December 31, 2003, Synerteck had revenues of $123,806 and net income of $17,628, or $0.04 per share. For the six month period ended June 30, 2004, Synerteck had revenues of $87,142 and net income of $9,267, or $0.02 per share. You can learn more about the business of Synerteck at its website located at www.synerteck.com.

     Our Approach

     Data Gathering. Synerteck approaches new clients and projects by collecting from them the following information:

o Existing hardware and configuration; o Existing software and procedures; o Business processes; and o Personnel requirements.

          Project Kickoff. After gathering and analyzing the initial data supplied by the client, Synerteck initiates a planning session with the client's key technology staff and management to discuss the scope of the project, objectives, and implementation timelines. The Company seeks to have these personnel comprise the team with which it will primarily interface and update on a regular basis. Synerteck also attempts to gain consensus among this team for formulating the strategy and tactics for its engagement with the Company. Unless the project or service contemplated requires additional analysis, Synerteck typically negotiates the client agreement during this phase. Synerteck uses a standard form agreement for most service arrangements and projects, although the terms of any formal agreement are generally modified through the negotiation process prior to execution.

          Client Interviews and Information Analysis. After Synerteck has been formally retained, it intensifies its analysis of the needs of the client by conducting in-depth interviews with management, information technology staff, security personnel, and other key employees. Depending upon the scope of the project or service contemplated, Synerteck may also distribute questionnaires to other client personnel. These interviews and questions attempt to discern a variety of factors, including:

o Potential efficiencies and workflow improvements that can be gained through technology improvements and processes;
o    Challenges to effective implementation; and
o Available financial resources to allocate to ongoing service or one-time projects.

          Delivery. The Company commences implementation of its recommended strategy with a client presentation and collaborative discussion regarding the following:

o Plan of service delivery and site, network, or software configuration; o Timeline and delivery milestones; o Agreed reporting and responsibility mechanisms; and o Additional hardware and software requirements.

     Products and Services

          Synerteck brings value to its clients from the Company's access to key relationships in the information technology industry. These relationships help Synerteck offer a comprehensive and cost-effective technology solution to almost any organization. Through Synerteck and its partners, its clients can access the following range of services:

o Network Engineering, Architecture, and Design. The Synerteck team has experience building complex local area and wide area network configurations for small and large businesses. Since the Company has worked primarily with service-based organizations, its expertise is necessarily specialized with respect to service-based architecture and design solutions.

o    Website and E-Mail Hosting.  Synerteck currently hosts 19 websites for a wide variety of organizations. Synerteck can host websites using Linux/ApacheTM or through MicrosoftTM protocols and server extensions, including Microsoft Front PageTM. Depending on the complexity and memory requirements of the site, Synerteck's hosting fees range from $199 per month to a free component of a larger service contract. Synerteck also provides point-of-presence and full MicrosoftTM exchange e-mail access;

o Network Hosting. Synerteck has the ability to host entire networks on its system. Depending on the geographic location of Synerteck's clients and their personnel, we can host a local- or wide-area network that provides worldwide access to other computers, devices, drives, and folders. Based upon financial resources and needs of the client, Synerteck can supplement this service with continuous or periodic support, including:

o        Data storage and backup;
o        Desktop user support;
o Active directory maintenance and support; and o Network device maintenance and support.

o Website Design. Synerteck can design and build a website for any budget or type of organization. We have designed websites for eighteen clients. The Company's range includes simple website templates to highly interactive and application-heavy sites requiring substantial memory. Synerteck can incorporate database interface, FlashTM development, or other components to enable its clients to use their websites as primary marketing tools for their products and services.

o Application Programming. Depending upon the budget, timetable, and business rules that govern a project, Synerteck partners with local and offshore programmers to build customized enterprise applications. Synerteck's programming partners are proficient in MySQLTM, OracleTM, and SequelTM database applications, as well as PHPTM, JAVATM, and MicrosoftTM .NET web application programming languages.

o Telecommunication Systems Services and Integration. The increasing use by the Company's clients of communications devices that interact with networks and e-mail servers has required a service strategy from Synerteck that includes mobile phone and wireless device support. In addition, Synerteck can also provide voice-over internet protocol access for its clients that want to enhance the use of their network services and minimize their long distance telephone charges. Synerteck has implemented telecommunication systems that interact with networks and e-mail servers.

          o Hardware Sales and Hardware Lease Brokering. When a client's recommended solution requires the procurement of hardware, Synerteck can obtain computer equipment from local vendors at a discount to the prices offered to retail customers. Synerteck can then sell such equipment to our clients at a retail price. Alternatively, Synerteck can broker a computer equipment lease where Synerteck serves as the vendor to the lease financing company acting as the lessor to its client. Synerteck primarily uses local, Salt Lake City-based suppliers for hardware components, including laptops, servers, desktops, networking devices, and software that the Company sells to or arranges lease financing for its customers. These suppliers also provide the hardware and software that Synerteck uses in performing its engineering, hosting, design, and telecommunications systems services. Synerteck also procures computer hardware for resale directly from the manufacturer by ordering from their websites or dealing with a local manufacturer's representative.


Background of the Separation of Synerteck from SportsNuts

         On March 2, 2001, we formed Synerteck as a Utah corporation and a wholly-owned subsidiary of SportsNuts. On March 30, 2004, we reincorporated Synerteck in the state of Delaware. Synerteck originally provided technology services exclusively to SportsNuts customers and clients, but shortly thereafter began providing these services to other parties unconnected with SportsNuts. On October 11, 2004, the SportsNuts board of directors announced plans to separate its computer hardware sales and service businesses from its core sports management and information systems business, and consequently announced the spin-off of Synerteck as well as Secure Networks, Inc., a hardware sales subsidiary of SportsNuts. Pursuant to the announcement, Synerteck is intended to become an independent, publicly-traded company focused on the worldwide computer networking business.

         Pursuant to the separation of Synerteck from SportsNuts, SportsNuts plans to distribute all of the shares of Synerteck common stock it owns to the holders of SportsNuts's common stock on a pro rata basis. On October 11, 2004, the SportsNuts board of directors approved the spin-off of 500,000 of SportsNuts's shares of Synerteck common stock to holders of SportsNuts common stock as described in this Information Statement. After the spin-off, SportsNuts will not own any shares of Synerteck common stock and Synerteck will be a fully independent company.


                    INFORMATION ABOUT SYNERTECK COMMON STOCK

Synerteck Common Stock

         Under Synerteck's Certificate of Incorporation, the authorized capital stock of the company is 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of undesignated preferred stock, $0.001 par value. As of October 12, 2004, there were 500,000 shares of Synerteck common stock outstanding and no shares of Synerteck preferred stock outstanding.

Market for Synerteck Common Stock

         There is presently no market for Synerteck's common stock. Following the spin-off, Synerteck intends, through a NASD registered broker-dealer, to file an application to have its shares traded on the NASD over-the-counter bulletin board.

Synerteck Transfer Agent

         The transfer agent and registrar for Synerteck common stock is Integrity Stock Transfer and Registrar. You may contact the transfer agent and registrar at the address set forth below. All correspondence should be sent to the following address:

                  Integrity Stock Transfer and Registrar
                  3663 E. Sunset Road, Suite 104
                  Las Vegas, Nevada 89120

         Synerteck is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly, files registration statements, reports, proxy statements and other information with the SEC, including financial statements. If you would like more information about Synerteck, we urge you to read Synerteck's reports filed with the SEC.

         You may read and copy Synerteck's reports at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. You may also inspect these reports at the SEC's website at http://www.sec.gov or you may obtain copies of these materials at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         You can also learn more information about Synerteck by visiting its website at www.synerteck.com.